SHAREHOLDERS' AGREEMENT

This Shareholders' Agreement (the "Agreement") dated effective as of the 23rd day of November 1999, is made by and between MERCHANT CAPITAL HOLDINGS, LTD, a British Virgin Islands corporation ("MCH"), HARRELL INTERNATIONAL, INC., a Delaware corporation (the "Company'), Norman L. Marks, an individual resident of Texas ("Marks"), Paul L. Barham, an individual resident of Texas ("Barham"), Barham Family Interests, Inc., a Texas corporation ("BFI"), and Marks & Associates, Inc. ("MA") and provides as follows:

WITNESSETH:

1. MCH, BFI, MA, Barham, and Marks (collectively, the "Signatory Shareholders") currently own certain shares of the Company's Class "A" $0.01 par value common stock (the "Company Stock") and/or options to acquire shares of common stock of the Company (the "Options").

2. The options subject to the restrictions on transfer shall be the aggregate of (i) all Options now or hereafter owned by the Signatory Shareholders, (ii) any shares issuable by reason of exercise of the Options (the "Exercised Shares"), together with any shares that may be issued as a stock dividend, stock split or other division of or upon any of the Exercised Shares, (iii) any securities that may be issued in exchange for such Options or Exercised Shares pursuant to any merger, consolidation or other reorganization of Company (all such shares and rights to shares made the subject of the transfer restrictions herein being hereinafter referred to collectively as the "Option Rights").

2.   The shares of stock of Company subject to the voting agreements of
Section V of this Agreement shall be the aggregate of (i) the Option Rights,
(ii) all other shares of Company Stock now or hereafter owned by the Signatory Shareholders, (iii) any shares that may be issued in lieu of such shares for whatever reason, together with any shares that may be issued as a stock dividend, stock split or other division of or upon any of such shares, (iv) any shares that may be issued in exchange for such shares pursuant to any merger, consolidation or other reorganization of Company (all such shares and rights to shares made the subject to the voting agreements contained herein being hereinafter referred to collectively as the "Shares").

3. The Signatory Shareholders and the Company deem it to be in their best interests, and in the best interests of Company, to restrict the voting of the Shares and the transfer of the Option Rights now or hereafter owned by Shareholders, to provide for certain purchase arrangements in connection with such restrictions, and to provide for certain voting agreements with respect to such securities.

4. The term "Shareholder," as used in this Agreement, means and includes all Signatory Shareholders and any other holder of any Option Rights or Shares of the Company acquired from a Signatory Shareholder.

5. The term "Purchase Agreement" shall mean that certain Stock Acquisition and Option Agreement by and among certain of the Signatory Shareholders and the Company, and which the form of this Agreement is attached as Exhibit "B" thereto.

NOW THEREFORE, for and in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION I

RESTRICTIONS ON TRANSFER OF THE OPTIONS; RIGHTS OF FIRST REFUSAL;

1 .01. Restriction Against Transfer.

(a) So long as this Agreement is in force and effect, no Option Rights shall be transferred or sold or otherwise disposed of (by gift or otherwise), voluntarily, involuntarily, or by operation of law, except as provided in this Agreement. SECTION I of this Agreement shall govern all transfers of Option Rights. No Shareholder shall sell, assign, transfer, pledge, encumber or in any other way dispose of any of his Option Rights to any person or entity, except pursuant to the provisions of SECTION I of this Agreement; provided, however, that if any permitted transfer of Option Rights is proposed to be made under the terms of this Agreement, the transferee of such Option Rights must expressly assume in a signed writing the rights and obligations of a Shareholder hereunder and agree that such Option Rights shall continue to be subject to the terms and conditions of this Agreement prior to such proposed transfer becoming effective.

(b) No Shareholder shall pledge any of his Option Rights without the prior written consent of all other Shareholders; provided that in event of any pledge of any Option Rights, any Shareholder may require as a condition to his approval of such pledge that any lender taking such Option Rights in pledge agree to be bound by the terms of this Agreement in making any disposition of such Option Rights, by foreclosure or otherwise.

(c) Any merger, consolidation, or other reorganization of Company into or with any other entity owned or controlled jointly by Shareholders shall not be deemed to be a transfer, sale or other disposition of Option Rights within the meaning of Subsection 1.01(a) and, thus, shall not result in the imposition, upon any Shareholder, of the obligations of SECTION I of this Agreement.

1.02. Notice of Sale. At least forty-five (45) days prior to the date of any proposed voluntary sale, transfer, exchange or other disposition of any Option Rights for valuable consideration to any person or entity, the Shareholder desiring to make such transfer (the "Seller"), shall first obtain a bona fide offer for the purchase of such Option Rights, and shall further give written notice (the "Notice of Sale") by registered or certified mail to all Shareholders and to Company, all such Notices of Sale to be mailed on the same date, in accordance with the terms of Subsection 6.14, stating that a bona fide offer has been received. The Notice of Sale shall set forth:

(a) The number of the Option Rights (the "Offered Option Rights") which Seller desires to sell, transfer, or otherwise dispose of;

(b) The cash price or other consideration per share to be received by it in connection with such sale, transfer or other disposition of such Option Rights;

(c) All of the terms of the proposed sale, transfer or disposition, as well as the name and address of the party to whom the Offered Option Rights are proposed to be sold, transferred or otherwise disposed of pursuant to such offer; and

(d) The address at which Company and/or the Option Shareholders may give to him the notice of exercise provided for in Subsection 1.09(b).

1.03. Permitted Transfers. The following sales of Option Rights will deemed
"Permitted Transfers" that shall not give rise to any option to purchase to any other Shareholder:

(a) Transfer to a family member or an entity controlled by family members of the Selling Shareholder.


1.04.     [deleted] - Disability

1.05.     [deleted] - Termination of Employment

1.06. Notice of Gift. If any Shareholder wishes to make a gift of Option Rights, then such Shareholder (the "Gifting Shareholder") shall promptly, and in any event no later than forty-five (45) days before the effective date of such gift, give written notice of such proposed gift ("Notice of Gift") to Company and all Shareholders other than the Gifting Shareholder (such other Shareholders also collectively referred to, for purposes of this Agreement, as the "Option Shareholders"), all such Notices of Gift to be mailed on the same date, in accordance with the provisions of Subsection 6.14 of this Agreement. The Notice of Gift shall set forth the number of the Option Rights which the Gifting Shareholder desires to dispose of by gift (the "Gifted Option Rights") and the address of the Gifting Shareholder at which Company and/or the Option Shareholders may give to him the notice of exercise provided for in Subsection 1.09(b).

1.07. Notice of Involuntary Transfer. If the Option Rights of any Shareholder become subject to any "Involuntary Transfer," as hereinafter defined, then such Shareholder whose Option Rights are affected by such Involuntary Transfer (the "Affected Shareholder") shall promptly, and in any event no later than thirty (30) days after the date of the Involuntary Transfer, give written notice of such Involuntary Transfer ("Notice of Involuntary Transfer") to Company and all Shareholders other than the Affected Shareholder (such other Shareholders also collectively referred to, for purposes of this Agreement, as the "Option Shareholders"), all such Notices of Involuntary Transfer to be mailed on the same date, in accordance with the provisions of Subsection 6.14 of this Agreement. An Involuntary Transfer shall be deemed to have occurred upon any one of the following events:

(a) A transfer of Option Rights to a debtor-in-possession in bankruptcy, whether or not the Shareholder shall serve as debtor-in-possession;

(b) A transfer of Option Rights to a Shareholder's trustee in bankruptcy or to a receiver appointed by any court;

(c) A transfer of Option Rights to a Shareholder's spouse pursuant to a divorce decree;

(d) A transfer of Option Rights to a purchaser at any creditor's or court sale;

(e) A transfer of Option Rights to a guardian or conservator of an incompetent Shareholder;

(f) Issuance of an attachment or turnover order with respect to Option Rights;

(g)  Attachment of a federal or state tax lien to the Option Rights; or

(h) Any other transfer of Option Rights by operation of law or by order of any court other than as a result of the death of a Shareholder.

The Notice of Involuntary Transfer shall set forth the nature of the Involuntary Transfer, the number of Option Rights affected by the Involuntary Transfer (the "Affected Option Rights") and the address of the Affected Shareholder at which Company and/or the Option Shareholders may give to him the notice of exercise provided for in Subsection 1.09(b). If the Company shall receive actual notice that an Involuntary Transfer has affected any of the Option Rights held by any Shareholder, such actual notice may, at the election of the Company, be treated as a Notice of Involuntary Transfer for purposes of this SECTION I by the Company's giving notice of such election to the Affected Shareholder and the Option Shareholders in accordance with the provisions of Subsection 6.14 of this Agreement.

1.08. Grant of Option to Purchase. (a) A Notice of Sale shall be, in legal effect, an offer to sell, transfer or dispose of, first to Company and then to all Option Shareholders, all of the Offered Option Rights, which offer shall be irrevocable during a period of forty-five (45) days after the date of receipt of the Notice of Sale by Company. More specifically, during the forty-five (45) day period after the date of receipt of such a Notice of Sale by Company, first Company, and then all the Option Shareholders shall have the preferential right or option to purchase the Offered Option Rights pursuant to the procedure provided in Subsection 1.09 and subject to the provisions of Subsection 1.12 [such preferential right or option to purchase is hereinafter referred to as the "Option to Purchase", which option may actually involve a series of options as provided in Subsection 1.09(a)]. Any such purchase of the Offered Option Rights shall be at a price equal to the cash price or other consideration and upon the same terms and conditions set forth in the Notice of Sale, except for the closing date of such purchase, which shall be governed by the terms of Subsection 1.12 hereof. In the event that the consideration offered in the proposed purchase shall be marketable securities, the offered price in such proposed purchase shall be deemed to be the average of the quoted closing bid prices for such securities during the two-week period preceding Closing if such securities are traded over-the-counter and shall be deemed to be the average of the quoted close price for such securities during the two-week period preceding Closing if they are traded on an exchange fixing a closing price.

(b)  death, disability [deleted]

(c) A Notice of Gift or a Notice of Involuntary Transfer shall be, in legal effect, an offer to sell, transfer or dispose of, first to Company and then to all Option Shareholders all of the Gifted Option Rights or Affected Option Rights, as applicable, which offer shall be irrevocable during a period of forty-five (45) days after the date of receipt of the Notice of Gift or Notice of Involuntary Transfer by Company. More specifically, during the forty-five
(45) day period after the date of receipt of such a Notice of Gift or Notice of Involuntary Transfer by Company, first Company, and then all Option Shareholders shall have the preferential right or option to purchase all of the Gifted Option Rights or all of the Affected Option Rights, as applicable, pursuant to the procedure provided in Subsection 1.09 and subject to the provisions of Subsection 1.12 [such preferential right or option to purchase is also hereinafter referred to as the "Option to Purchase", which option may actually involve a series of options as provided in Subsection 1.09(a)]. Any such purchase of the Option Rights shall be at a price equal to the "Computed Value" of the Gifted Option Rights or of the Affected Option Rights, as applicable, as of the date of the Notice of Gift or Notice of Involuntary Transfer. Such "Computed Value" shall be determined in accordance with Subsection 1.10.

1.09.     Procedure for Exercising Option to Purchase.

(a) (i) Upon receipt by Company of any Notice of Sale, Notice of Gift or Notice of Involuntary Transfer (any such notice, together with any actual notice to the Company of specified events treated as such a notice by the Company at its election, being hereinafter referred to as a "Notice"), the Option to Purchase shall initially exist in and be exercisable by Company, for a period of fifteen (15) days beginning with the day on which such Notice was received by Company.

(ii) In the event Company does not elect to exercise in full the Option to Purchase during the initial fifteen (15) day period, Company shall immediately notify each Option Shareholder in the manner set forth in Subsection 6.14 of the number of Option Rights remaining subject to the Option to Purchase (the "Remaining Option Rights") and the date of receipt of the Notice, and shall attach thereto a copy of the Notice. As among the Option Shareholders, the Option to Purchase the Remaining Option Rights shall initially exist in and be exercisable by the Option Shareholders, in the proportion which the Option Rights owned (as of the date of receipt of the Notice by Company) by each Option Shareholder bear to the aggregate of the Option Rights owned by all persons who are such Option Shareholders. The Option to Purchase the Remaining Option Rights shall exist solely as a right of the Option Shareholders for a period of fifteen (15) days beginning with the sixteenth (16th) day after which the Notice was received by Company.

(iii) Thereafter [following the expiration of the initial fifteen (15) day period and the second fifteen (15) day period], for the remaining fifteen (15) days, in the event the Option to Purchase the Remaining Option Rights is not exercised in full, the Option to Purchase any Option Rights then remaining shall exist in and be exercisable by such Shareholders as shall have exercised in full their Option to Purchase during the second fifteen (15) day period (the "Exercising Shareholders"), individually, in the proportion which the Option Rights owned by each Exercising Shareholder bear to the aggregate of the Option Rights owned by all Exercising Shareholders with respect to such offer. At any time after the expiration of the second fifteen (15) day period, any Exercising Shareholder may notify (in writing or otherwise) all Exercising Shareholders and Company to the effect that he does not desire to exercise all or any portion of his Option to Purchase during the remaining fifteen (15) day period, at which time such Option to Purchase shall exist in and be exercisable by all other Exercising Shareholders, individually, in the proportion which the Option Rights owned by each such other Exercising Shareholder bear to the aggregate of the Option Rights owned by such other Exercising Shareholders, during the remainder of such final fifteen (15) day period. In the event that any Option Rights remain subject to any Option to Purchase on the last day of such final fifteen (15) day period and the Option to Purchase has not been exercised as to such Option Rights as of such date, Company and/or any Exercising Shareholder who has fully exercised his Option to Purchase as of such date may exercise an Option to Purchase such Remaining Option Rights.

(b) The Option to Purchase shall be exercised by Company and/or the Option Shareholders (including the Exercising Shareholders) by giving of notice by each to the Shareholder giving the Notice (or who would otherwise be responsible for giving the Notice in a case where the Company elects to treat actual notice as a Notice) (such Shareholder hereinafter referred to as a "Transferor") in the manner set forth in Subsection 6.14 stating that the exercising party has elected to purchase, the number of Option Rights and the purchase price therefor. Such notice must be delivered to the Transferor on or before the expiration of forty-five (45) days after Company's receipt of the Notice. Subject to the provisions of Subsections 1.11 and 1.12, thereupon the Transferor shall be obligated to sell to Company and/or the Exercising Shareholders, and Company and/or the Exercising Shareholders shall be obligated to purchase from the Transferor, in accordance with the Option to Purchase so exercised. Each sale and purchase (or, other transfer or disposition) in accordance with the Option to Purchase so exercised shall thereafter (after the expiration of the forty-five (45) day period unless the parties otherwise agree) be completed as provided in Subsection 1.11.

1.10. Determination of Computed Value. For purposes of this Agreement, the term "Computed Value" of any Option Rights shall be either (i) the average trading price (calculated as the median) of a share of the Company's common stock for the calendar month preceding the Notice, according to the records of the Transfer Agent for the Company, for stock transactions between bona fide unrelated third parties ("Unrelated Transactions"), provided that during such preceding month, there were at least twenty (20) Unrelated Transactions that in the aggregate amounted to at least two percent (2%) of the outstanding Stock of the Company (such activity is hereafter called "Active Volume") less the exercise price of the Options at that time, or (ii) if there has not been an Active Volume for the preceding month or if the Compute Value would be a negative number, then the Computed Value shall be US$0.10 per share.

1.11. Closing. The closing (the "Closing") of any purchase of the Option Rights by Company and/or the Exercising Shareholders pursuant to any exercised Option to Purchase shall take place on the thirtieth (30th) day after the expiration of the forty-five (45) day option period [or, if such thirtieth
(30th) day shall be a Saturday, Sunday or other business holiday, on the next succeeding regular business day] at 10:00 a.m., at the offices of Company, or such other time or place as may be mutually agreeable to the parties. At the Closing, the Transferor shall deliver to Company and/or the Exercising Shareholders certificates representing the Option Rights being sold or transferred, duly endorsed in blank and in proper form for transfer with applicable federal or state stock transfer tax stamps affixed thereto or with funds sufficient for payment thereof, such delivery to be contingent upon and concurrent with delivery by each transferee of the consideration for such Option Rights require in accordance with the exercised Option to Purchase.

1.12. Purchase of All the Option Rights Covered by an Option to Purchase. Notwithstanding anything to the contrary contained herein, if, after the giving of a Notice and receipt of Company's and/or each and every Shareholder's exercise of the Option to Purchase as provided in Subsection 1.09(b), there remains any portion of the Option Rights subject to the Option to Purchase not elected to be purchased by Company and/or the Shareholders (including the Exercising Shareholders), the Transferor shall have the option to either (i) sell to Company and/or the Exercising Shareholder that portion of the Option Rights that each has elected to purchase and sell to any other party the remainder of the Option Rights, or (ii) reject Company's and each and every Exercising Shareholder's exercise of the Option to Purchase. In the event that the Option to Purchase has been triggered under Subsection 1.08(a), and the Seller rejects the exercise of the Option to Purchase of the Company and of each Exercising Shareholder, Seller may thereafter sell, transfer or otherwise dispose of the Option Rights to the party and pursuant to the terms and conditions specified in the Notice of Sale, as set forth in Subsection
1.13 below. It shall never be required that the Shareholder whose Option Rights are subject to the Option to Purchase sell, transfer or otherwise dispose of only a portion of the Option Rights covered by the Option to Purchase to Company and/or the Exercising Shareholders, collectively.

1.13. Disposition to Party Specified in Notice of Sale. If the Option to Purchase has been triggered under Subsection 1.08(a), and if Company and/or the Exercising Shareholders fail to exercise the Option to Purchase all of the Offered Option Rights, Seller ma~ sell, transfer or otherwise dispose of (i) all of the Offered Option Rights, or (ii) such portion thereof as the Exercising Shareholders shall not have elected to purchase or acquire, to the party specified in the Notice of Sale for the consideration and upon the term and conditions stated herein, and not otherwise; provided that such sale, transfer or other disposition must be completed at any time within, but not after sixty (60) days after the expiration of the forty-five (45) day period during which Company and/or the Shareholders other than Seller may exercise any rights to acquire such Option Rights. If not completed within the appropriate period designated above, the Notice of Sale theretofore given shall in all respects be a nullity and shall be treated as though it never had been given and any resulting transfer shall be of no force, effect or validity for any purpose whatsoever. If such other disposition is not consummated on the same terms as stated in the Notice of Sale, such disposition shall be of no force, effect or validity for any purpose whatsoever and the notice thereof shall be rendered ineffective.


SECTION II

SHAREHOLDERS' ELECTION TO PURCHASE

[buy/sell agreement] [deleted]


SECTION III

DEATH OF A SHAREHOLDER; LIFE INSURANCE POLICIES AND PROCEEDS

[deleted]
SECTION IV

CONFIDENTIALITY AND RESTRICTIVE COVENANTS

[deleted]
SECTION V

VOTING AGREEMENTS

5.01. Election of Directors. From the date of this Agreement until MCH has timely completed the purchase of 1,000,000 Shares from the Company pursuant to the terms of the Purchase Agreement, MCH shall nominate two candidates, MA shall nominate one candidate, and BFI shall nominate one candidate for the four member board of directors; provided that, in the event that the Board of Directors shall consist of a number of directors other than four, MCH, MA and BFI collectively shall nominate a number of candidates equal to the total number of board members, and BFI and MA collectively shall nominate the same number of candidates as MCH. In the event that MCH fails to purchase the 1,000,000 Shares within the time frame set forth in Section 1.02 of the Purchase Agreement, thereupon and thereafter until the Termination Date (as hereinafter defined) MCH shall nominate two candidates, MA and BFI collectively shall nominate three candidates for a five member board of directors; provided that, in the event that the Board of Directors shall consist of a number of directors other than five, MCH, MA and BFI collectively shall nominate a number of candidates equal to the total number of board members, and BFI and MA collectively shall nominate one more candidate than MCH if the number of board members is an odd number or two more than MCH if the number of board members is even. From the Final Closing Date (as defined in the Purchase Agreement) until the Termination Date, MCH shall nominate three candidates and BFI and MA collectively shall nominate two candidates for the five member board of directors; provided that, in the event that the Board of Directors shall consist of a number of directors other than five, MCH, MA and BFI collectively shall nominate a number of candidates equal to the total number of board members, and MCH shall nominate one more candidate than BFI and MA collectively if the number of board members is an odd number or two more than BFI and MA collectively if the number of board members is even. In each such case, the group of candidates so nominated by MCH, MA and BFI shall be called the "Nominated Group". From the date of this Agreement until the Termination Date each Shareholder agrees to support and vote his Shares in favor of the election of each of the persons in the Nominated Group to the Company's Board of Directors.

5.02. Election of Officers. Each Shareholder who is a director of the Company agrees to support and vote in favor of the election of each of the following persons to the following officer positions of the Company as long as such person's position with the Company shall not be subject to termination for cause, as hereinafter defined: Geoffrey Dart, Chairman of the Board; Paul L. Barham Vice Chairman of the Board and Chief Executive Officer; Norman L. Marks, President and Chief Operating Officer.

5.03 Definition of Cause. For purposes of this Section V, "cause" shall be deemed to include (but shall not be limited to) employment in any capacity with a competitor of the Company, dishonesty with respect to the Company, substantial malfeasance or nonfeasance of duty to the Company, unauthorized disclosure of confidential information of the Company, a material breach of an obligation imposed under any provision of this Agreement, and other conduct substantially prejudicial to the business of the Company. The good faith determination of the Board of Directors as to the existence of cause shall be conclusive on the affected party.

5.04 Approval of Options. Each Shareholder agrees to vote for the approval of the Purchaser Options and Employee Options (as such terms are defined in the Purchase Agreement) if such options or option shares are presented to the shareholders of the Company for approval at any special or annual meeting of the stockholders of the Company.

SECTION VI.

     GENERAL PROVISIONS

6.01. Noncompliance. If any Option Rights shall be disposed of otherwise than in accordance with the terms and conditions of SECTION 1 the Option Shareholders may either (a) treat the transfer as a nullity, or (b) have the right, exercisable at any time prior to the expiration of six (6) months after such Option Shareholders receive written or other notice of such disposition, to purchase the Option Rights at such price and on substantially similar terms as would have been in effect had there been compliance with the terms of this Agreement. In enforcing such right or purchase on behalf of the Option Shareholders, any such Shareholder may without prejudice to any and all other rights or remedies that may be available to the Option Shareholders hold and refuse to transfer the Option Rights to any purchaser or transferee to whom any of the Option Rights were sold or otherwise transferred in violation of the terms of this Agreement.

6.02. Regulatory Approval: Denial of Same. In the event that any regulatory approval is required in order to close any transfer contemplated hereby, the dates for closing of transfers contemplated hereby provided shall be extended so as to permit a reasonable time in order to apply for and receive such regulatory approval, notwithstanding any contrary provision of this Agreement. In the event that any necessary regulatory approval for any transfer contemplated hereby is denied or any regulatory authority contests any transfer contemplated hereby, the transfer proposed may be abandoned by the Shareholder proposing to acquire Option Rights, in such transfer, and such Shareholder may send notice of such abandonment to all other parties hereto pursuant to Subsection 6.14 hereof, which notice shall have the effect of a Notice under SECTION I hereof as to all Shareholders other than the party giving such Notice and other than the Shareholder whose Option Rights are the subject of the proposed transfer. The giving of such Notice shall be without liability to the Shareholder giving such Notice in the circumstances described above and his obligation to purchase such Option Rights hereunder shall forthwith terminate with respect to such proposed transfer, but his obligations hereunder shall not otherwise be affected.

6.03. Purchase from Defaulting Shareholders. It being the desire of all parties hereto to prevent a foreclosure by any bank or other lender as to any of the Option Rights pledged thereto, it is agreed that in the event any Shareholder is in default for a period of sixty (60) days on any interest or principal payment due to any such pledgee bank or other lender, or subsequent pledgee, or in the event foreclosure is threatened sooner by any such pledgee, any of the other Shareholders shall have the option to purchase the Option Rights owned by such defaulting party at private sale from the pledgee bank or other lender, and will thereafter, in the event of purchase by a Shareholder, offer the Option Rights so purchased to the other Shareholders, under the terms of this Agreement at the price paid therefor, said offer, to the extent not accepted by Company, to be made proportionately among all other Shareholders in the manner provided in SECTION I for a sale of Option Rights pursuant to receipt of a Notice.

6.04. Continued Application of Agreement. Any Option Rights sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of by any Shareholder voluntarily or involuntarily or by operation of law, shall continue to be subject to the provisions of this Agreement, and any transferee of such Option Rights shall be deemed to be a Shareholder as defined in this Agreement for all purposes herein, whether or not such transferee acknowledges or executes this Agreement.

6.05. Legend on Stock Certificates. From and after the effective date of this
Agreement, each certificate evidencing the Option Rights shall bear the following legends:

On the front side:

"TRANSFER OF THE OPTION RIGHTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED - SEE REVERSE SIDE."

On the reverse side:

"THE OPTION RIGHTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFER THEREOF IS RESTRICTED BY THE TERMS AND PROVISIONS OF THAT CERTAIN SHAREHOLDER'S AGREEMENT DATED NOVEMBER -, 1999, EXECUTED BY THE CORPORATION AND CERTAIN SHAREHOLDERS OF THE CORPORATION, A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE CORPORATION."

6.06. Representation and Warranties. All representations and warranties furnished by one party to another in accordance with any of the terms or provisions of this Agreement shall survive the closing of any purchase and sale of Option Rights hereunder and shall not be affected by any investigation, verification or approval by any party hereto or by and on behalf of any party to this Agreement.

6.07. Parties Bound by Agreement. This Agreement shall be binding upon the parties hereto, their heirs, administrators, executors, successors and assigns, and transferees, and the parties hereto covenant and agree that their respective heirs, administrators, executors, successors and assigns, and transferees will execute any and all instruments, releases, assignments and consents that may be required of them to execute the provisions of this Agreement fully.

6.08. Anti-Dilution Provisions. In the event that subsequent to the date hereof and prior to the closing of any sale and purchase of any of the Option Rights hereunder --

(a) there shall have occurred any reclassification or combination of Option Rights, a stock split, recapitalization, reorganization, merger, consolidation or other similar occurrence affecting any of the Option Rights which otherwise but for such occurrence would have been deliverable at any such Closing, then the resulting stock and securities (and cash, if any) shall be those that shall be assigned and delivered (and paid over if cash is involved) by Seller or Transferor or Selling Shareholders at the Closing to the purchaser or purchasers; or

(b) there shall have been declared but not paid upon or in respect of any of the Option Rights involved at the Closing any dividend or other distribution, the amount of such dividend or other distribution shall be deducted in determining the per share purchase price and shall be paid to Seller or Transferor or Selling Shareholder; provided, that the purchaser of the Option Rights shall have the right, at its or his option, to elect to include the amount of the dividend or other distribution in the determination of the per share purchase price, in which event the dividend or other distribution shall, when received by the Seller or Transferor or Selling Shareholder, be promptly delivered to the purchaser or purchasers.

6.09. Modification of Agreement. This Agreement may be amended in any respect by the written unanimous consent of all the parties to the Agreement and not otherwise; provided, however, that no amendment shall affect the rights of any transferee acquiring his interest in Option Rights prior to the date of such amendment without the written consent of such transferee.

6.10. Termination of Agreement: Termination Date. The date of termination of this Agreement (the "Termination Date") shall be the earliest of any of the following events:

(a)  The written agreement of all parties hereto to terminate this Agreement;

(b)  The dissolution, bankruptcy or insolvency of Company;

(c) At such time as only one Shareholder remains, the Shares and Option Rights of the other Shareholder or Shareholders having been transferred to the remaining Shareholder;

(d) Upon the unanimous election of all other Shareholders if another Shareholder violates any provision of this Agreement, provided that no such election will be allowed in case of violation of the provisions of Subsection
6.11 hereof; or

(e)  Five years from the date of this Agreement.

6.11. Shareholder Wills. Each Shareholder who is a natural person agrees to include in his will or to execute a codicil thereto including a direction and authorization to his Executor to comply with the provisions of this Agreement; provided that the failure of any Shareholder to include such a direction and authorization in his will or in a codicil thereto shall not affect the validity or enforceability of this Agreement.

6.12. Filing of Agreement. A duplicate copy of this Agreement shall be filed in the minute book of the Company.

6.13. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

6.14. Notices. Any notice required to be given pursuant to this Agreement must be in writing and may be given by registered or certified mail and, if given by registered or certified mail, shall be deemed to have been given and received forty-eight (48) hours after a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mail; and if given other than by registered or certified mail, it shall be deemed to have been given when actually delivered to and received by the party to whom addressed. Notices shall be given to the parties hereto at the following addresses:

MCH:
Merchants Capital Holdings, Ltd.
c/o Robert Edwards
Edwards & Associates
17060 Dallas Parkway, Suite 101
Dallas, Texas 75248

Company:
Harrell International, Inc.
211 A East Louisiana Street
McKinney, Texas 75069


Barham:   Paul Barham
1354 Crosstimber
Southlake, Texas 76092


Marks:
Norman Marks
7300 Quarry Chase Trail
Piano, Texas 75025


Barham Family Interests, Inc.
1354 Crosstimber
Southlake, Texas 76092


MA:
Marks & Associates, Inc.
7300 Quarry Chase Trail
Piano, Texas 75025




To all other Shareholders, at the address that may be shown on the stock records of Company at the time of said notice. Any party hereto may, by giving ten (10) days' written Notice to the other parties, designate any other address in substitution of the foregoing address to which notices shall be given.

6.15. Specific Performance. The parties hereto declare that it is impossible to measure in money the damages which will accrue to a party hereto, his heirs, executors, administrators, and other legal representatives, by reason of a failure to perform any of the provisions of this Agreement. Therefore, if a party hereto, his heirs, executors, administrators of other legal representatives shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby agrees that specific performance may be sought and obtained for any breach of this Agreement, without the necessity of proving actual damages.

6.16. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original.

6.17. Governing Law. This Agreement has been made and entered into in Collin
County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas, and the obligations of the parties hereunder are performable in Collin County, Texas. Each of the Shareholders and the Company hereby irrevocably consents and submits to the exclusive jurisdiction of the courts of the State of Texas in any proceeding brought to construe or enforce, or otherwise affecting, this Agreement.

6.18.     Time. Time is of the essence of this Agreement.

6.19. Assignment. This Agreement shall be binding on and inure to the benefit of the parties hereto, their respective executors, administrators, other legal representatives, successors and assigns; provided, however, that the benefits of this Agreement shall not be assigned to any other party whomsoever without the express consent of all of the other parties hereto.

6.20. Implementation of Transfer of Option Rights. Any Seller or Selling Shareholder or other Transferor will, at any time and from time to time after the sale or other transfer of any of the Option Rights pursuant to SECTION I hereof, upon request of the purchaser, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey, transfer and vest in such purchaser the full right, title, interest in and enjoyment of such Option Rights.

6.21. Entire Agreement: Superseding Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and may not be modified or amended except in writing signed by all the parties hereto. This Agreement supersedes any prior agreement related to the subject matter hereof.

6.22. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

6.23. Indemnification. Each Shareholder agrees to indemnify and hold all other
Shareholders harmless from any liability, loss, cost or expense (including, but not limited to, attorney's fees and expenses of investigation, litigation and settlement) that such Shareholders may ever suffer, sustain or become subject to as a result of (i) a breach of any representation, warranty or covenant made by such Shareholder in connection with a purchase or sale of his Option Rights pursuant to this Agreement, or (ii) his failure to perform any obligation required by this Agreement to be performed by him.

6.24. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs from the other party or parties, which fees and costs may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees and costs shall be in addition to any other relief which may be awarded.

6.25. Singular, Plural, Pronouns, Etc. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and visa versa.

6.26. Headings. The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

6.27. Spouses. The spouse of any party hereto that is a natural person has joined in this Agreement and agreed to be bound thereby to the extent of any community property or other interest that such spouse may have or claim in any of the Option Rights or the Shares. The Company and all Shareholders shall in all matters related to or arising under the Agreement be entitled to deal with the registered holder of any Option Rights or Shares without regard to any community property interest that may be held by the spouse of such holder.

EXECUTED as of the date first set forth above.

Company:
HARRELL INTERNATIONAL, INC.,
a Delaware corporation

By:________________
Paul Barham, Chief Financial Officer


MCH:
MERCHANTS CAPITAL HOLDINGS, LTD.,
a British Virgin Islands corporation

By:_________________
Printed Name: G.G.Dart
Title: Director

__________________
Paul L. Barham

__________________
SPOUSE

___________________
Norman L. Marks

___________________
SPOUSE


BARHAM FAMILY INTERESTS, INC.,

By:_______________


MARKS & ASSOCIATES, INC.,

By:______________